SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHESS SUPERSITE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	46-3621499
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1131A Leslie Street, Suite 101, Toronto, Ontario, Canada	M3C 3L8
(Address of Principal Executive Offices)	(Zip Code)

Compensation for Officers, Directors,

Employees, Advisers and Consultants

( Title of the Plan)

Rubin Schindermann

1131A Leslie Street, Suite 101

Toronto, Ontario, Canada M3C 3L8

(647) 927-4644

(Name, address, and telephone number of agent for service)

Copies to:

Robert C. Laskowski, Esq.

520 SW Yamhill, Suite 600

Portland, Oregon 97204-1329

(503) 241-0780

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 Par Value	100,000,000 shares	$0.0019(a)	$190,000.00	$22.02

(a)	The offering price is based on the current price of the Common Stock quoted by OTC Markets Group, Inc. on OTC Pink. The offering price has been established in accordance with Rule 457(c) of the Securities Act of 1933, as amended, for the purpose of computing the amount of the registration fee.

In accordance with the provisions of Rule 462 promulgated under the Securities Act of 1933, this Registration Statement will become effective upon filing with the Securities and Exchange Commission.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to participants, as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Company with the SEC are incorporated by reference in this registration statement:

(a)	Company’s annual report on Form 10-K for the fiscal year ended December 31, 2016 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

All documents filed by the Company subsequent to those listed in Item 3(a)-(b) above pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None

Item 6.	Indemnification of Directors and Officers.

In addition to any rights of indemnification that may be granted to directors and officers under the Delaware Corporation Law, as amended, the Bylaws ("Bylaws") grant the Registrant broad powers to indemnify directors and officers against liabilities that they may incur in such capacities.

The Bylaws require the indemnification of an officer or director made or threatened to be made a party to a proceeding because such person is or was an officer or director of the registrant against certain liabilities and expenses if: (i) the officer or director acted in good faith; (ii) the officer or director reasonably believed the actions were in or not opposed to the registrant's best interest; and (iii) in the case of a criminal proceeding, the officer or director had no reasonable cause to believe that the conduct was unlawful. In the case of any proceeding by or in the right of the registrant, an officer or director is entitled to indemnification to the fullest extent permitted by law if the officer or director acted in good faith and in a manner the officer or director reasonably believed was in or not opposed to the registrant's best interest.

An officer or director is generally not entitled to indemnification: (i) in connection with any proceeding charging improper personal benefit to the officer or director in which the officer or director is adjudged liable on the basis that personal benefit was improperly received; or (ii) in connection with any proceeding initiated by such person against the registrant, its directors, officers, employees, or other agents.

Item 7.	Exemption from Registration Claimed.

Not Applicable

Item 8.	Exhibits.

The exhibits listed in the index to exhibits, which appears on page 6 hereof, are filed as part of this registration statement.

Item 9.	Undertakings.

A.       The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)       To include any prospectus required by section 10(a)(3) of the Act;

(b)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(c)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(a) and A(1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)       That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the above-referenced provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada on May 11, 2017.

CHESS SUPERSITE CORPORATION

By:	/s/ Rubin Schindermann
Rubin Schindermann
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Rubin Schindermann his true and lawful attorney-in-fact and agent, with full power of substitution for him in any and all capacities, to sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto each such attorney and agent full power and authority to do any and all acts and things necessary or advisable in connection with such matters, and hereby ratifying and confirming all that each such attorney and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Act, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated:

Directors:

/s/ Rubin Schindermann	May 11, 2017
Rubin Schindermann
Director

/s/ Alexander Starr	May 11, 2017
Alexander Starr
Director

INDEX TO EXHIBITS

Exhibit Number (1)	Exhibit	Page

5.1	Opinion of Robert C. Laskowski, Esq. (regarding legality)	5

23.1	Consent of Robert C. Laskowski, Esq. (included in Exhibit 5.1)	5

23.2	Consent of Fruci Associates II	6

24.1	Power of Attorney (see page 4 of this registration statement)	4

Other exhibits listed in Item 601 of SEC Regulation S-B are not applicable and are omitted